Exhibit 99.1

Contact:	Susannah R. Robinson
Director, Investor Relations
(617) 342-6129

CABOT ANNOUNCES FOURTH QUARTER AND FISCAL YEAR OPERATING RESULTS

BOSTON, MA (November 1, 2006) — Cabot Corporation (NYSE:CBT) today announced net income of $27 million ($0.39 per diluted common share) for the fourth quarter of 2006 and net income of $88 million ($1.28 per diluted common share) for the full fiscal year 2006.  This is compared to a net loss of $59 million (a loss of $1.02 per common share) for the fourth quarter of fiscal 2005 and a net loss of $48 million (a loss of $0.84 per common share) for the full fiscal year 2005.  These results are discussed in further detail below.

In commenting on the results, Kennett F. Burnes, Cabot’s Chairman and CEO, said, “On the whole, we are pleased with our fourth quarter financial results and we were able to manage the significant challenges we faced during the year, specifically the volatility in feedstock and energy prices.  Demand for products in all of our businesses remained strong during the quarter and we continued the trend of improving cash generation.  During the quarter we also faced the difficult task of reducing costs by eliminating jobs within the Company.  These actions are never easy and not something we take lightly, but we felt it was a necessary step in reducing the overall costs in the Company, particularly in the carbon black product lines.”

During the fourth quarter, rubber blacks and performance products returned to more normal levels of operations and profitability. Volume growth in rubber blacks remained strong with continued growth in our developing regions and a less than typical seasonal slowdown.  Unit margins in performance products continued to improve due to price increases throughout the year and both rubber blacks and performance products benefited from lower feedstock prices, which positively impacted the business, principally in North America. Additionally, over the course of the past 12 to 18 months rubber blacks and performance products operated with significantly

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fewer days of inventory.  During the fourth quarter of fiscal 2005 these efforts, along with other inventory charges, resulted in a $16 million unfavorable impact on profitability.  As the inventory reduction was essentially completed by the fourth quarter of fiscal 2006, there was not a similar expense during the quarter. Cabot Japan had a positive impact on the Company’s operating profits during both the fourth quarter and full fiscal year.

Once complete, cost reduction actions taken during the fourth quarter of 2006 are anticipated to yield savings of approximately $20 million annually.  These efforts include a formal staffing reduction initiative, savings from open positions that will not be refilled, and savings achieved through other cost elimination activities.  These initiatives resulted in a pre-tax charge of $10 million during the fourth quarter.

The inkjet colorants product line had somewhat weaker profitability during the fourth quarter but a solid full fiscal year 2006.  During the fourth quarter, volumes increased 21% compared to the same period in 2005 driven primarily by growth in the OEM market segment. For the full year, volumes increased 36% with growth in both the OEM and aftermarket segments.  An OEM inventory drawdown in the fourth quarter, along with softening demand in the aftermarket segment, unfavorably impacted the product line’s results in the quarter. We were successful during the quarter at qualifying our new manufacturing line for the high-speed inkjet market in anticipation of commercial product launches in the spring of 2007.  However, unfavorable price mix and costs related to this new production capacity, which is not yet being fully commercially utilized, impacted the profitability of the product line during the quarter.

Fumed silica volumes grew by 20% in the fourth quarter when compared to the same period in fiscal 2005 driven by the niche and electronics segments. For the full fiscal year, volume growth of 9% and high plant utilization more than offset higher hydrogen and natural gas costs and startup costs associated with our new fumed silica plant in China, which is operating at nearly 90% of its designed capacity.

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As anticipated, for the full fiscal year, the ongoing transition from fixed price, fixed volume contracts to market based arrangements unfavorably impacted the profitability of the Supermetals Business compared to fiscal year 2005.  We were successful during the year in replacing our lost contracted volumes with open market volumes, albeit at significantly lower prices.  The Business experienced significant benefits from its previous cost reduction efforts leading to lower costs of nearly $40 million during 2006.  Additionally, we made significant progress toward reducing inventory levels, which decreased by $55 million during the fiscal year against our multi-year target of $100 million.

The reduction in profitability in the Specialty Fluids Business during the fourth quarter and fiscal year 2006 was driven by reduced activity in the North Sea, specifically one larger than average job in 2005 that was not replicated during 2006.  We were encouraged, however, that our first well in Argentina was successfully completed during the quarter.

Detailed Financial Information

For the fourth quarter and full fiscal year the Company reported segment income as follows (amounts shown are in millions of dollars):

	Fourth quarter 2006	Fourth quarter 2005	Fiscal year 2006	Fiscal year 2005

Carbon Black	$35	$(4)	$105	$94
Metal Oxides	5	1	18	16
Supermetals	9	7	41	52
Specialty Fluids	3	7	16	17

In addition to the items listed below, other unallocated items are fully described in the “Summary Results by Segment” table of the press release.

Net income included the following (amounts shown are pre-tax except per share amounts, which are after-tax):

Fourth quarter fiscal 2006	$, millions	per diluted common share

(Charges) / Income
Restructuring activities related to staffing reductions	$(10)	$(0.10)
Charges related to closing carbon black facility in Australia	(7)	(0.11)
Recognition of asset retirement obligations (FIN 47)	(6)	(0.07)
Tax benefit related to settlement of various tax audits	14	0.21
Tax settlement from discontinued liquified natural gas business	2	0.03

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Fourth quarter fiscal 2005	$, millions	per common share

(Charges) / Income
Writeoff of long-lived assets in the Supermetals Business	$(121)	$(1.12)
Supermetals cost reduction initiatives	(15)	(0.19)
Charges related to closing carbon black facility in Australia	(3)	(0.05)

Full fiscal year 2006	$, millions	per diluted common share

(Charges) / Income
Restructuring activities related to staffing reductions	$(10)	$(0.10)
Charges related to closing carbon black facility in Australia	(11)	(0.15)
Supermetals cost reduction initiatives	(3)	(0.04)
Lump sum payment related to termination of supply agreement	(27)	(0.25)
Recognition of asset retirement obligations (FIN 47)	(6)	(0.07)
Tax benefit related to settlement of various tax audits	22	0.32
Tax settlement from discontinued liquified natural gas business	2	0.03
Impact of stock-based compensation (FAS 123R)	4	0.04

Full fiscal year 2005	$, millions	per common share

(Charges) / Income
Writeoff of assets, including goodwill, in Supermetals Business	$(211)	$(2.44)
Supermetals cost reduction initiatives	(15)	(0.19)
Charges related to closing carbon black facility in Australia	(16)	(0.19)

Outlook

With respect to the future, Burnes said, “While we continue to remain concerned about the volatility of energy prices because of the impact that they inevitably have on our business, we are confident that we have positioned the Company well to withstand these types of disruptions on a long-term basis. We remain cautious given our current understanding of North American carbon black demand and announced plant closures in the tire industry, and we will continue to follow demand in this important region closely.  We face another step down in profitability in the Supermetals Business in the second quarter of fiscal 2007 as the last of our significant long-term supply contracts expires in December 2006. We are confident this business will remain profitable and we must continue to work hard to improve its performance going forward.”

Burnes continued, “We anticipate continued healthy growth in demand overall and remain pleased with our strong position in emerging markets which are proving to be our most

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profitable regions. If market conditions remain stable and energy prices remain at their current levels, we are optimistic that we will see continued benefits in the carbon black product lines. We are pleased with the strong demand we are seeing in the fumed silica product line and anticipate that the high utilization of our plants will continue through at least the first half of fiscal 2007. We are excited about the prospects for our inkjet colorants product line, particularly as high speed inkjet printing is commercialized.  With the success of the well in Argentina, we are also increasingly optimistic that we will see significant business for our cesium formate drilling fluids outside of the North Sea in the relatively near future. We remain as convinced as ever that our strategy of optimizing our core businesses and nurturing new business opportunities with patience and persistence is the best way to increase shareholder value.”

For those interested in more detailed information regarding Cabot’s fourth quarter and full fiscal year 2006 results, please see the Supplemental Business Information available on the Company’s website in the Investor Relations section: http://investor.cabot-corp.com.  Further details concerning certain items, cumulative effects of accounting changes and discontinued operations are included in Exhibit I of the press release.

Included above are forward-looking statements relating to management’s expectations regarding demand for our products;  the savings we expect to achieve from cost reduction initiatives;  our overall business performance and prospects; our ability to replace lost contract volumes with open market volumes in the Supermetals Business and maintain that Business’s profitability; utilization of new capacity for fumed metal oxides and inkjet colorants; carbon black feedstock and natural gas prices; and acceptance of our cesium formate drilling fluids outside of the North Sea.  The following are some of the factors that could cause Cabot’s actual results to differ materially from those expressed in the forward-looking statements:  a continuing rise in feedstock costs and a higher than expected increase in natural gas prices; lower than expected demand for our products; our inability to maintain cost savings from restructuring activities; our inability to maintain and grow our position in the small office, home office printing market and to participate in the growth in emerging inkjet applications; unexpected delays in drilling operations at wells recently awarded to the Specialty Fluids Business and the success of this Business in gaining wider acceptance by the energy industry of cesium formate as a drilling fluid and to penetrate new

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markets (including development of the required logistics to reach remote markets); and the timely customer acceptance of products from recent capacity expansion projects.  Other factors and risks are discussed in the Company’s 2005 Annual Report on Form 10-K with the Securities and Exchange Commission.

Cabot Corporation is a global specialty chemicals and materials company headquartered in Boston, MA. Cabot’s major products are carbon black, fumed silica, inkjet colorants, capacitor materials, and cesium formate drilling fluids.

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Fourth Quarter Earnings Announcement, Fiscal 2006

CABOT CORPORATION CONSOLIDATED STATEMENTS OF OPERATIONS

Periods ended September 30	Three Months		Twelve Months
Dollars in millions, except per share amounts (unaudited)	2006	2005	2006	2005

Net sales and other operating revenues	$663	$558	$2,543	$2,125
Cost of sales	550	490	2,124	1,692
Gross profit	$113	$68	$419	$433

Selling and administrative expenses	59	67	235	240
Research and technical expenses	17	16	58	59
Goodwill asset impairment	—	—	—	90
Long-lived asset impairment	—	121	—	121
Income (loss) from operations	$37	$(136)	$126	$(77)

Other income and expense
Interest and dividend income	2	1	5	6
Interest expense	(8)	(5)	(27)	(29)
Other income	(7)	1	(7)	7
Total other income and expense	(13)	(3)	(29)	(16)

Income (loss) from continuing operations before income taxes	24	(139)	97	(93)

Benefit (provision) for income taxes	4	76	(9)	45
Equity in net income of affiliated companies, net of tax	4	6	12	12
Minority interest in net income, net of tax	(3)	(2)	(12)	(12)

Net income (loss) from continuing operations	29	(59)	88	(48)

Cumulative effect of accounting changes, net of tax	(4)	—	(2)	—

Discontinued Operations, net of tax	2	—	2	—

Net income (loss)	27	(59)	88	(48)
Dividends on preferred stock, net of tax benefit	—	(1)	(2)	(3)
Net income (loss) available to common shares	$27	$(60)	$86	$(51)

Diluted earnings per share of common stock
Net income (loss) from continuing operations	$0.43	$(1.02)	$1.28	$(0.84)
Cumulative effect of accounting change, net of tax	(0.07)	—	(0.03)	$—
Discontinued Operations	0.03	—	0.03	—
Net income (loss)	$0.39	$(1.02)	$1.28	$(0.84)

Weighted average common shares outstanding, in millions
Diluted (A)	68	59	68	60

(A)         The weighted average common shares outstanding for the quarter and year ending September 30, 2005 excludes approximately 9 million and 8 million shares, respectively, as those shares would be antidilutive due to the Company’s net loss position.

Fourth Quarter Earnings Announcement, Fiscal 2006

CABOT CORPORATION SUMMARY RESULTS BY SEGMENTS

Periods ended September 30	Three Months		Twelve Months
Dollars in millions, except per share amounts (unaudited)	2006	2005	2006	2005
SALES
Carbon Black Business	$508	$389	$1,917	$1,490
Rubber blacks	367	264	1,378	976
Performance products	128	113	488	469
Inkjet colorants	12	11	47	39
Superior MicroPowders	1	1	4	6
Metal Oxides Business	69	56	254	231
Fumed metal oxides	69	56	253	231
Aerogel	—	—	1	—
Supermetals Business	66	90	292	346
Specialty Fluids Business	11	14	44	40
Segment sales (A)	654	549	2,507	2,107
Unallocated and other (B)	9	9	36	18
Net sales and other operating revenues	$663	$558	$2,543	$2,125
SEGMENT PROFIT (LOSS)
Carbon Black Business	$35	$(4)	$105	$94
Metal Oxides Business	5	1	18	16
Supermetals Business	9	7	41	52
Specialty Fluids Business	3	7	16	17
Total Segment Profit (C)	52	11	180	179
Interest expense	(8)	(5)	(27)	(29)
General unallocated expense (D)	(16)	(139)	(44)	(231)
Less: Equity in net income of affiliated companies, net of tax	(4)	(6)	(12)	(12)
Income (loss) from continuing operations before income taxes	24	(139)	97	(93)
Benefit (provision) for income taxes	4	76	(9)	45
Equity in net income of affiliated companies, net of tax	4	6	12	12
Minority interest in net income, net of tax	(3)	(2)	(12)	(12)
Net income (loss) from continuing operations	29	(59)	88	(48)
Cumulative effect of accounting changes, net of taxes (E)	(4)	—	(2)	—
Discontinued Operations (F)	2	—	2	—
Net income (loss)	27	(59)	88	(48)
Dividends on preferred stock, net of tax benefit	—	(1)	(2)	(3)
Net income (loss) available to common shares	$27	$(60)	$86	$(51)
Diluted earnings per share of common stock
Income (loss) from continuing operations	$0.43	$(1.02)	$1.28	$(0.84)
Cumulative effect of accounting changes, net of tax (E)	$(0.07)	$—	$(0.03)	$—
Discontinued Operations (F)	$0.03	$—	$0.03	$—
Net income (loss)	$0.39	$(1.02)	$1.28	$(0.84)
Weighted average common shares outstanding, in millions
Diluted (G)	68	59	68	60

(A)         Segment sales for certain operating segments within the Carbon Black Business include 100% of sales of one equity affiliate at market-based prices.

(B)           Unallocated and other reflects an elimination of sales for one equity affiliate offset by royalties paid by equity affiliates and external shipping and handling fees.

(C)           Segment profit is a measure used by Cabot’s operating decision-makers to measure consolidated operating results and assess segment performance.  Segment profit includes equity in net income of affilated companies, royalties paid by equity affiliates, minority interest and allocated corporate costs.

(D)          General unallocated expense includes foreign currency transaction gains (losses), interest income, dividend income, and the certain items listed in Exhibit I, including charges in the Supermetals Business of $90 million of goodwill impairment in the second quarter of 2005, $121 million of long-lived asset impairment charges recorded in the fourth quarter of 2005 and the $27 million Gwalia settlement payment in the second quarter of 2006.

(E)            Amounts related to the cumulative benefit resulting from the adoption of FAS 123(R) in the first quarter of 2006, net of tax are $0.04 and amounts related to the cumulative expense resulting from the adoption of FIN 47 in the fourth quarter of 2006, net of tax are $(0.07).

(F)            Amount relates to a favorable tax settlement recognized during the period related to our discontinued liquified natural gas business.

(G)           The weighted average common shares outstanding for the quarter and year ending September 30, 2005 excludes approximately 9 million and 8 million shares, respectively, as those shares would be antidilutive due to the Company’s net loss position.

Fourth Quarter Earnings Announcement, Fiscal 2006

CABOT CORPORATION CONDENSED CONSOLIDATED FINANCIAL POSITION

	September 30,	September 30,
Dollars in millions, except share and per share amounts (unaudited)	2006	2005

Current assets:
Cash and cash equivalents	$189	$181
Short-term marketable securities investments	1	30
Accounts and notes receivable, net of reserve for doubtful accounts of $6 and $4	533	430
Inventories:
Raw materials	131	169
Work in Process	109	134
Finished goods	139	151
Other	41	39
Total inventories	420	493
Prepaid expenses and other current assets	75	66
Assets held for sale	—	5
Deferred income taxes	36	41
Total current assets	1,254	1,246

Investments:
Equity affiliates	59	63
Long-term marketable securities and cost investments	3	6
Total investments	62	69

Property, plant and equipment	2,531	2,264
Accumulated depreciation and amortization	(1,567)	(1,430)
Net property, plant and equipment	964	834

Other assets:
Goodwill	31	25
Intangible assets, net of accumulated amortization of $10 and $9	5	6
Assets held for rent	40	37
Deferred income taxes	99	108
Other assets	77	49

Total other assets	252	225

Total assets	$2,532	$2,374

Fourth Quarter Earnings Announcement, Fiscal 2006

CABOT CORPORATION CONDENSED CONSOLIDATED FINANCIAL POSITION

	September 30,	September 30,
Dollars in millions, except share and per share amounts (unaudited)	2006	2005

Current liabilities:
Notes payable to banks	$58	$34
Accounts payable and accrued liabilities	384	321
Income taxes payable	23	30
Deferred income taxes	2	1
Current portion of long-term debt	34	47
Total current liabilities	501	433

Long-term debt	459	463
Deferred income taxes	20	15
Other liabilities	288	307

Minority interest	68	57

Stockholders’ equity:
Preferred stock:
Authorized: 2,000,000 shares of $1 par value
Series B ESOP Convertible Preferred Stock 7.75% Cumulative issued:
75,336 shares; outstanding: 55,895 and 61,068 shares (aggregate
Redemption value of $39 and $44)	56	61
Less cost of shares of preferred treasury stock	(38)	(38)
Common stock:
Authorized: 200,000,000 shares of $1 par value
Issued and outstanding: 63,579,040 and 62,971,872	64	63
Less cost of shares of common treasury stock	(5)	(5)
Additional paid-in capital	7	32
Retained earnings	1,160	1,127
Unearned compensation	—	(41)
Deferred employee benefits	(38)	(42)
Notes receivable for restricted stock	(20)	(19)
Accumulated other comprehensive income (loss)	10	(39)
Total stockholders’ equity	1,196	1,099

Total liabilities and stockholders’ equity	$2,532	$2,374

CABOT CORPORATION

In millions,	Fiscal 2005					Fiscal 2006
except per share amounts (unaudited)	Dec. Q.	Mar. Q.	June Q.	Sept. Q.	FY	Dec. Q.	Mar. Q.	June Q.	Sept. Q.	FY

Sales
Carbon Black Business	$345	$369	$387	$389	$1,490	$419	$476	$514	$508	$1,917
Rubber blacks	225	235	252	264	976	298	346	367	$367	1,378
Performance products	110	123	123	113	469	109	117	134	$128	488
Inkjet colorants	9	9	10	11	39	11	12	12	$12	47
Superior MicroPowders	1	2	2	1	6	1	1	1	$1	4
Metal Oxides Business	60	58	57	56	231	57	62	66	$69	254
Fumed metal oxides	60	58	57	56	231	57	62	65	$69	253
Aerogel	—	—	—	—	—	—	—	1	$—	1
Supermetals Business	77	86	93	90	346	93	67	66	$66	292
Specialty Fluids Business	7	8	11	14	40	10	11	12	$11	44
Segment Sales (A)	489	521	548	549	2,107	579	616	658	654	2,507
Unallocated and other (B)	6	6	(3)	9	18	8	11	8	9	36
Net sales and other operating revenues	$495	$527	$545	$558	$2,125	$587	$627	$666	$663	$2,543

Segment Profit (Loss)
Carbon Black Business	$30	$41	$26	$(4)	$94	$21	$26	$23	$35	$105
Metal Oxides Business	6	5	4	1	16	2	5	6	5	18
Supermetals Business	16	16	13	7	52	11	12	9	9	41
Specialty Fluids Business	2	4	5	7	17	4	4	5	3	16
Total segment profit (C)	54	66	48	11	179	38	47	43	52	180

Income (Loss) from operations
Interest expense	(8)	(8)	(8)	(5)	(29)	(6)	(7)	(6)	(8)	(27)
General unallocated income (expense) (D)	1	(91)	(2)	(139)	(231)	(2)	(24)	(2)	(16)	(44)
Less: Equity in net income of affiliated companies, net of tax	(2)	(2)	(2)	(6)	(12)	(3)	(4)	(1)	(4)	(12)

Income (Loss) from Continuing Operations before income taxes	45	(35)	36	(139)	(93)	27	12	34	24	97
(Provision) benefit for income taxes	(9)	(13)	(9)	76	45	(4)	(1)	(8)	4	(9)
Equity in net income of affiliated companies, net of tax	2	2	2	6	12	3	4	1	4	12
Minority interest in net income, net of tax	(3)	(4)	(3)	(2)	(12)	(4)	(3)	(2)	(3)	(12)

Net income (loss) from Continuing Operations	35	(50)	26	(59)	(48)	22	12	25	29	88
Cumulative effect of accounting changes, net of taxes (E)	—	—	—	—	—	2	—	—	(4)	(2)
Discontinued Operations (F)	—	—	—	—	—	—	—	—	2	2

Net income (loss)	35	(50)	26	(59)	(48)	24	12	25	27	88
Dividends on preferred stock, net of tax benefit	(1)	—	(1)	(1)	(3)	(1)	—	(1)	—	(2)

Net income (loss) available to common shares	$34	$(50)	$25	$(60)	$(51)	$23	$12	$24	$27	$86

Net income (loss) per common share
Net income (loss) from Continuing Operations	$0.51	$(0.84)	$0.39	$(1.02)	$(0.84)	$0.31	$0.17	$0.37	$0.43	$1.28
Cumulative Effects of Accounting Changes, net of tax (E)	—	—	—	—	—	0.04	—	—	(0.07)	(0.03)
Discontinued Operations (F)	—	—	—	—	—	—	—	—	0.03	0.03
Net income (loss)	$0.51	$(0.84)	$0.39	$(1.02)	$(0.84)	$0.35	$0.17	$0.37	$0.39	$1.28
Weighted average common shares outstanding, in millions
Diluted (G)	69	60	69	59	60	68	69	69	68	68

(A)           Segment sales for certain operating segments within the Carbon Black Business include 100% of sales of one equity affiliate at market-based prices.

(B)            Unallocated and other reflects an elimination for sales for one equity affiliate offset by royalties paid by equity affiliates, external shipping and handling fees.

(C)            Segment profit is a measure used by Cabot’s operating decision-makers to measure consolidated operating results and assess segment performance. Segment profit includes equity in net income of affiliated companies and excludes royalties paid by equity affiliates, minority interest and allocated corporate costs.

(D)           General unallocated income (expense) includes foreign currency transaction gains (losses), interest income, dividend income and certain items listed in Exhibit I. These amounts also include the following charges in the Supermetals Business: $90 million of goodwill impairment charges recorded in the second quarter of 2005, $121 million of long-lived asset impairment charges recorded in the fourth quarter of fiscal 2005 and the $27 million settlement payment in the second quarter of 2006.

(E)            Amounts relate to the cumulative benefit resulting from the adoption of FAS 123(R) in the first quarter of 2006, net of tax of $0.04 and amounts related to the cumulative expense resulting from the adoption of FIN 47 in the fourth quarter of 2006, net of tax of ($0.07).

(F)             Amount relates to a favorable tax settlement recognized during the period related from our liquified natural gas discontinued business.

(G)            The weighted average common shares outstanding for the quarter and year ending September 30, 2005 excludes approximately 9 million and 8 million shares, respectively, as those shares would  be antidilutive due to the Company’s net loss position.

Fourth Quarter Earnings Announcement, Fiscal 2006

CABOT CORPORATION  CERTAIN ITEMS - Exhibit I

Periods ended September 30
Dollars in millions, except per share	Three Months				Twelve Months
amounts (unaudited)	2006	2006	2005	2005	2006	2006	2005	2005
	$	per share(A)	$	per share(A)	$	per share(A)	$	per share(A)

Certain items before income taxes

Restructuring initiatives - Global	$(10)	$(0.10)	$—	$—	$(10)	$(0.10)	$—	$—

Restructuring initiatives - Altona	(7)	(0.11)	(3)	(0.05)	(11)	(0.15)	(16)	(0.19)

Cost reduction initiatives	—	—	(15)	(0.19)	(3)	(0.04)	(15)	(0.19)

Goodwill asset impairment	—	—	—	—	—	—	(90)	(1.32)

Long-lived asset impairment	—	—	(121)	(1.12)	—	—	(121)	(1.12)

Gwalia settlement payment	—	—	—	—	(27)	(0.25)	—	—
	—
Impact of changes in shares for net loss (B)	—	—	—	(0.13)	—	—	—	(0.13)

Total certain items	(17)	(0.21)	(139)	(1.49)	(51)	(0.54)	(242)	(2.95)

Cumulative effect of accounting changes (C)	(6)	(0.07)	—	—	(2)	(0.03)	—	—

Discontinued Operations (D)	2	0.03	—	—	2	0.03	—	—

Total certain items and cumulative effect of accounting changes	(21)	(0.25)	(139)	(1.49)	(51)	(0.54)	(242)	(2.95)

Tax impact of certain items and cumulative effect of accounting changes (E)	5	—	47	—	15	—	52	0.04

Total certain items and cumulative effect of accounting change, after tax	$(16)	$(0.25)	$(92)	$(1.49)	$(36)	$(0.54)	$(190)	$(2.91)

Periods ended September 30	Three Months		Twelve Months
Dollars in millions (unaudited)	2006	2005	2006	2005

Statement of Operations Line Item

Net sales and other operating revenues	$—	—	$1	—

Cost of sales	(5)	$(14)	(35)	$(26)

Selling and administrative expenses	(4)	(2)	(9)	(3)

Research and technical service	—	(2)	—	(2)

Goodwill asset impairment	—	—	—	(90)

Long-lived asset impairment	—	(121)	—	(121)

Other	(8)	—	(8)	—

Total certain items	$(17)	$(139)	$(51)	$(242)

(A)         Per share amounts are calculated after tax for certain items that are taxable.

(B)           Due to the Company’s net loss for the quarter and year ending September 30, 2005, common shares totaling 9 million for the quarter and 8 million for the year are required to be excluded from the calculation of diluted earnings per share, as including them would have an antidilutive effect.  However, in order to consistently present the per share impact of the certain items on the Company’s results from period to period, the certain items are calculated using the Company’s fully diluted weighted average common shares outstanding of 68 million.  The impact of this change in the weighted average common shares outstanding on both income from continuing operations and certain items is reflected in this line.

(C)           Cumulative expense of $(6) million resulting from adoption of FIN 47 in the fourth quarter of 2006 and a benefit of $4 million resulting from adoption of FAS 123(R) in the first quarter of 2006.

(D)          Amount relates to a favorable tax settlement recognized during the period related to our discontinued liquified natural gas business.

(E)            Represents tax impact of certain items and cumulative effect of accounting change.